Exhibit 5.1

GOLENBOCK EISEMAN ASSOR BELL & PESKOE LLP

711 Third Avenue – 17th Floor

New York, New York 10017

September 22, 2022

CEA Industries Inc.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Ladies and Gentlemen:

We have acted as counsel for CEA Industries Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering issuances by the Company of up to 6,863,365 shares (the “Shares”) of Common Stock par value $0.00001 per share (the “Common Stock”), upon the exercise from time to time of Public Warrants and Underwriter Warrants issued February 10, 2022 (the “Warrants”). The terms of the Public Warrant are governed by the warrant instrument and the form of Warrant Agency Agreement between the Company and Continental Stock Transfer and Trust Company, dated February 10, 2022 (the “Warrant Agreement”). The terms of the Underwriter Warrants are governed by the warrant instrument issued to the holders thereof on February 10, 2022. The Shares are to be sold by the Company as set forth in the Prospectus. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Certificate of Incorporation as currently in effect, filed as Exhibit 3.1(a)-(g) to the Registration Statement, (ii) the Company’s Bylaws as currently in effect, filed as Exhibit 3.2 to the Registration Statement, (iii) the Registration Statement and related Prospectus, (iv) the form of warrant instrument for the Public Warrant and the Warrant Agreement, (v) the form of warrant instrument for the Underwriter Warrant, and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed that the authorization of the board of directors of the Company is not changed. We also assume that each Public Warrant and the Underwriter Warrant and the exercise thereof are duly executed by each of the parties thereto. We further assume that prior to the issuance of the Common Stock upon the exercise of a Public Warrant or an Underwriter Warrant, that the exercise has been in accordance with the terms of the Public Warrant and Warrant Agreement or Underwriter Warrant, as the case may be, and that the Company has received full consideration for the Common Stock to be issued upon such exercise. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares when issued and sold as contemplated in the Registration Statement and the related Prospectus and upon full and proper payment therefore and delivery thereof, will be validly issued, and the Shares will be fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Nevada, assuming that the corporate law of the State of Nevada is the same as the corporate law of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Golenbock Eiseman Assor Bell & Peskoe LLP

Golenbock Eiseman Assor Bell & Peskoe LLP